Execution Version

EV ENERGY PARTNERS, L.P.

3,000,000 Common Units
Representing Limited Partner Interests

UNDERWRITING AGREEMENT

August 11, 2010

Citigroup Global Markets Inc.
Raymond James & Associates, Inc.
RBC Capital Markets Corporation
Wells Fargo Securities, LLC
UBS Securities LLC
As Representatives of the several Underwriters
named in Schedule I

c/o  Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York, 10013

The undersigned, EV Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), EV Energy GP, L.P., a Delaware limited partnership and general partner of the Partnership (the “General Partner”), EV Management, LLC, a Delaware limited liability company and general partner of the General Partner (“GP LLC”), EV Properties, L.P., a Delaware limited partnership (the “Operating Partnership”), EV Properties GP, LLC, a Delaware limited liability company and general partner of the Operating Partnership (the “Operating Partnership GP”), hereby confirm their agreement with the several Underwriters named in Schedule I hereto (the “Underwriters”), for whom Citigroup Global Markets Inc., Raymond James & Associates, Inc., RBC Capital Markets Corporation, Wells Fargo Securities, LLC and UBS Securities LLC are acting as representatives (the “Representatives”).

The Partnership, the General Partner, GP LLC, the Operating Partnership GP and the Operating Partnership are collectively referred to herein as the “EVEP Parties.”  The Partnership, the General Partner, GP LLC, the Operating Partnership GP and the Operating Partnership and the other Subsidiaries (as defined in Section 4(r)) are referred to collectively herein as the “Partnership Entities.”

1.           Description of Common Units.  The Partnership proposes to issue and sell to the Underwriters 3,000,000 common units (the “Firm Units”) representing limited partner interests in the Partnership (the “Common Units”).  The Partnership further proposes to grant to the Underwriters the right to purchase up to an additional 450,000 Common Units (the “Option Units”) under certain circumstances as provided in Section 3 of this Agreement.  The Firm Units and the Option Units are herein sometimes referred to as the “Units” and are more fully described in the Disclosure Package and the Final Prospectus (each hereinafter defined).

2.           Purchase, Sale and Delivery of the Firm Units.  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Partnership agrees to sell to the Underwriters, and each such Underwriter agrees, severally and not jointly, (a) to purchase from the Partnership, at a purchase price of $32.52 per unit, the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto and (b) to purchase from the Partnership any additional number of Option Units which such Underwriter may become obligated to purchase pursuant to Section 3 hereof.

Delivery of the Firm Units will be in book-entry form through the facilities of The Depository Trust Company, New York, New York (“DTC”). Delivery of the documents required by Section 6 hereof with respect to the Firm Units shall be made at or prior to 9:00 a.m. Central Time on August 16, 2010 at the offices of Haynes and Boone, LLP, 1221 McKinney, Suite 2100, Houston, Texas 77010 or at such other place as may be agreed upon between the Representatives and the Partnership (the “Place of Closing”), or at such other time and date not later than five full business days thereafter as the Representatives and the Partnership may agree, such time and date of payment and delivery being herein called the “Initial Delivery Date.”  Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriters hereunder.

The Partnership will deliver the Firm Units to the Underwriters, against payment of the purchase price therefor in Federal (same day) Funds by wire transfer to an account at the bank specified by the Partnership.

The Partnership will cause its transfer agent to deposit the Firm Units pursuant to the Full Fast Delivery Program of the DTC.

It is understood that the Underwriters propose to offer the Units to the public upon the terms and conditions set forth in the Disclosure Package and the Final Prospectus.

3.           Purchase, Sale and Delivery of the Option Units.  The Partnership hereby grants the option to the Underwriters to purchase from the Partnership up to 450,000 Option Units, on the same terms and conditions as the Firm Units. No Option Units shall be sold or delivered unless the Firm Units previously have been, or simultaneously are, sold and delivered and such Option Units shall be sold at the same price as the Firm Units.

The option is exercisable by the Representatives at any time, in whole or in part, and from time to time, before the expiration of 30 days from the date of the Final Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next day thereafter when the NASDAQ Global Select Market (the “NASDAQ”) is open for trading), for the purchase of all or part of the Option Units covered thereby, by notice given by the Representatives to the Partnership in the manner provided in Section 12 hereof, setting forth the number of Option Units as to which the Underwriters are exercising the option, and the date of delivery of said Option Units, which date shall not be more than five business days after such notice unless otherwise agreed to by the Partnership and the Representatives. The Underwriters may terminate the option at any time, as to any unexercised portion thereof, by giving written notice from the Representatives to the Partnership to such effect.  The percentage of Option Units to be purchased by each Underwriter shall be the same as the percentage of Firm Units purchased by such Underwriter.

The Underwriters shall make such allocation of the Option Units among them as may be required to eliminate purchases of fractional Units.

Delivery of Option Units will be in book-entry form through the facilities of DTC. Delivery of the documents required by Section 6 hereof with respect to the Option Units shall be made at the Place of Closing at or prior to 9:00 a.m. Central Time on the date designated in the notice given by the Representatives as provided above, or at such other time and date as the Representatives and the Partnership may agree (which may be the same as the Initial Delivery Date), such time and date of payment and delivery being herein called the “Option Unit Delivery Date.”  The Initial Delivery Date and any Option Unit Delivery Date are sometimes each referred to as a “Delivery Date.” Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriters hereunder.  On each Option Unit Delivery Date, the EVEP Parties shall provide the Underwriters such representations, warranties, agreements, opinions, letters, certificates and covenants with respect to Option Units as are required to be delivered on the Initial Delivery Date with respect to the Firm Units.

The Partnership will cause its transfer agent to deposit Option Units pursuant to the Full Fast Delivery Program of the DTC.

4.           Representations, Warranties and Agreements of the EVEP Parties.  The EVEP Parties jointly and severally represent and warrant to and agree with each Underwriter as set forth below:

(a)           Registration Statement/Prospectus. A registration statement (Registration No. 333-146428) on Form S-3 with respect to the Units, including a related Basic Prospectus (as defined below), has been prepared by the Partnership pursuant to and in conformity with the requirements of the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations thereunder (the “1933 Act Rules and Regulations”) of the United States Securities and Exchange Commission (the “Commission”) and has been filed and declared effective by the Commission under the 1933 Act. The Partnership will file with the Commission a Final Prospectus (as defined below) in accordance with Rule 424(b). As filed, such Final Prospectus (i) shall contain all information required by the 1933 Act and the 1933 Act Rules and Regulations, except to the extent the Underwriters shall agree in writing to a modification, and (ii) shall be in all substantive respects in the form furnished to the Representatives prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Prospectus) as the Partnership has advised the Representatives prior to the Execution Time will be included or made therein. Copies of such Registration Statement, including any amendments thereto, each related Preliminary Prospectus contained therein, and the exhibits, financial statements and schedules thereto have heretofore been delivered by the Partnership to the Underwriters. As used in this Agreement:

(i)           “Basic Prospectus” shall mean the prospectus referred to in paragraph 4(a) above contained in the Registration Statement at the Effective Date.

(ii)          “Disclosure Package” shall mean, as of the Execution Time, the most recent Preliminary Prospectus, together with (A) any Issuer Free Writing Prospectus filed by the Partnership on or before the Execution Time and identified on Schedule II hereto, and (B) the pricing information identified on Schedule II hereto.

(iii)         “Effective Date” shall mean any date as of which any part of the Registration Statement became, or is deemed to have become, effective under the 1933 Act in accordance with the 1933 Act Rules and Regulations.

(iv)         “Execution Time” shall mean the date and time (8:30 a.m. Central Time) that this Agreement is executed and delivered by the parties hereto.

(v)          “Final Prospectus” shall mean the prospectus supplement relating to the Units that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

(vi)         “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the 1933 Act Rules and Regulations) prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Units.

(vii)        “Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Units and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus.

(viii)       “Registration Statement” shall mean the registration statement referred to in paragraph 4(a) above, including exhibits and financial statements and any prospectus supplement relating to the Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Initial Delivery Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

(ix)          “Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 4(a) hereof.

Any reference to any Preliminary Prospectus, the Disclosure Package or the Basic Prospectus shall be deemed to refer to and include any and all documents incorporated by reference therein pursuant to Form S-3 under the 1933 Act as of the date of such Preliminary Prospectus or the Basic Prospectus, as the case may be, or in the case of the Disclosure Package, as of the Execution Time. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) on or prior to the date hereof. Any reference to any amendment or supplement to any Preliminary Prospectus or the Basic Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “1934 Act”), after the date of such Preliminary Prospectus or the Basic Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Basic Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include the most recent annual report of the Partnership on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the 1934 Act after the Effective Date that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Basic Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the knowledge of the EVEP Parties, threatened by the Commission. The Commission has not notified the Partnership of any objection to the use of the form of the Registration Statement.

(b)           Form of Documents. The Registration Statement complied and will comply in all material respects on each Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will comply in all material respects when filed, to the requirements of the 1933 Act and the 1933 Act Rules and Regulations. The most recent Preliminary Prospectus complied, and the Final Prospectus will comply, in all material respects when filed with the Commission pursuant to Rule 424(b) to the requirements of the 1933 Act and the 1933 Act Rules and Regulations.

(c)           No Material Misstatements or Omissions in the Registration Statement. The Registration Statement did not, as of each Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Partnership makes no representations or warranties as to the information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in Section 13 hereof.

(d)           No Material Misstatements or Omissions in the Final Prospectus. The Final Prospectus will not, as of its date and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no representations or warranties as to the information contained in or omitted from the Final Prospectus in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of the Underwriters specifically for inclusion in the Final Prospectus, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in Section 13 hereof.

(e)           No Material Misstatements or Omissions in the Disclosure Package. The Disclosure Package did not, as of the Execution Time, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no representations or warranties as to the information contained in or omitted from the Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of the Underwriters specifically for inclusion in the Disclosure Package, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in Section 13 hereof.

(f)           Ineligible Issuer. (i) At the time of the initial filing of the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Partnership was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Partnership be considered an Ineligible Issuer.

(g)           Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Disclosure Package as of the Execution Time, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433) does not include any information that conflicts with the information contained in the Disclosure Package, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Partnership by or on behalf of the Underwriters specifically for inclusion in the Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in Section 13 hereof.

(h)           Other Sales. Other than the Common Units sold in the February 12, 2010 public offering, the Partnership has not sold or issued any Common Units during the six-month period preceding the date of the Initial Delivery Date, other than pursuant to acquisitions, employee benefit plans, qualified options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants described in the Disclosure Package and the Final Prospectus.

(i)           Formation and Due Qualification.  Each of the Partnership Entities has been duly formed or incorporated and is validly existing as a limited partnership, limited liability company or corporation, as the case may be, in good standing under the laws of its respective jurisdiction of formation or incorporation with all necessary power and authority to own or lease its properties and to conduct its business, in all material respects as described in the Disclosure Package and the Final Prospectus (and any amendments or supplements thereto).  Each of the Partnership Entities is, and at each Delivery Date will be, duly registered or qualified to do business and is in good standing as a foreign limited partnership, foreign limited liability company or foreign corporation, as the case may be, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, except where the failure so to register or qualify would not (i) have a material adverse effect on the position (financial or other), partners’, members’ or stockholders’ equity, results of operations, business or prospects of the Partnership Entities taken as a whole (a “Material Adverse Effect”) or (ii) subject the limited partners of the Partnership to any material liability or disability, as set forth under its name on Schedule III to this Agreement.

(j)           Ownership of the General Partner Interest in the Partnership.  The General Partner is the sole general partner of the Partnership with a 2% general partner interest in the Partnership.  Such general partner interest has been duly authorized and validly issued in accordance with the First Amended and Restated Agreement of Limited Partnership of the Partnership (as amended, the “Partnership Agreement”) and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)), and the General Partner owns such general partner interest free and clear of all liens, encumbrances (except restrictions on transferability as described in the Disclosure Package and the Final Prospectus), security interests, equities, charges or claims.

(k)           Capitalization.  At each Delivery Date (assuming that the Underwriters do not purchase the Option Units), after giving effect to the issuance of the Firm Units, the issued and outstanding limited partner interests of the Partnership will consist of 30,060,313 Common Units and the incentive distribution rights (as defined in the Partnership Agreement (the “Incentive Distribution Rights”)). All outstanding Common Units and the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-607 and 17-804 of the Delaware LP Act).

(l)           Ownership of Lock-Up Units and the Incentive Distribution Rights.  EnCap Energy Capital Fund V, L.P., a Texas limited partnership, and EnCap V-B Acquisitions, L.P., a Texas limited partnership (collectively, the “EnCap Entities”), own 1,000 Common Units (all such Common Units being collectively referred to herein as the “Lock-Up Units”) as described in the Disclosure Package and the Final Prospectus and (ii) the General Partner owns all of the Incentive Distribution Rights; all of such Lock-Up Units and the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act); and the EnCap Entities own their respective Lock-Up Units, and the General Partner owns the Incentive Distribution Rights, free and clear of all liens, encumbrances (except restrictions on transferability as described in the Disclosure Package and the Final Prospectus), security interests, equities, charges or claims.

(m)           Valid Issuance of the Units.  At the Initial Delivery Date or the Option Unit Delivery Date, as the case may be, the Firm Units or the Option Units, as the case may be, and the limited partner interests represented thereby, will be duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act).

(n)           Ownership of Partnership Interests in the General Partner.  GP LLC owns 100% of the outstanding general partner interests in the General Partner, and EnerVest, Ltd., a Texas limited partnership (together with its direct and indirect wholly-owned subsidiaries, “EnerVest”), the EnCap Entities and EV Investors, L.P., a Delaware limited partnership (“EV Investors”), collectively own 100% of the outstanding limited partner interests in the General Partner; all of such interests have been duly authorized and validly issued in accordance with the First Amended and Restated Agreement of Limited Partnership of the General Partner (the “General Partner Partnership Agreement”) and are fully paid (to the extent required under the General Partner Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 and 17-804 of the Delaware LP Act), and GP LLC, EnerVest, the EnCap Entities and EV Investors own such interests free and clear of all liens, encumbrances (except as described in the Disclosure Package and the Final Prospectus), security interests, equities, charges or claims.

(o)           Ownership of Limited Liability Company Interests in the GP LLC.  EnerVest owns 100% of the outstanding limited liability company interests in GP LLC; all of such interests have been duly authorized and validly issued in accordance with the Amended and Restated Limited Liability Company Agreement of the GP LLC (the “GP LLC Agreement”) and are fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)), and EnerVest owns such interests free and clear of all liens, encumbrances (except as described in the Disclosure Package and the Final Prospectus), security interests, equities, charges or claims.

(p)           Ownership of Partnership Interests in the Operating Partnership.  Operating Partnership GP owns 100% of the outstanding general partner interests in the Operating Partnership, and the Partnership owns 100% of the outstanding limited partner interests in the Operating Partnership; all of such interests have been duly authorized and validly issued in accordance with the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the “Operating Partnership LP Agreement”) and are fully paid (to the extent required under the Operating Partnership LP Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 and 17-804 of the Delaware LP Act), and Operating Partnership GP and the Partnership own such interests free and clear of all liens, encumbrances (except as described in the Disclosure Package and the Final Prospectus), security interests, equities, charges or claims.

(q)           Ownership of Limited Liability Company Interests in the Operating Partnership GP.  The Partnership owns 100% of the outstanding limited liability company interests in Operating Partnership GP; all of such interests have been duly authorized and validly issued in accordance with the Amended and Restated Limited Liability Company Agreement of the Operating Partnership GP (the “Operating Partnership GP LLC Agreement”), and are fully paid (to the extent required under the Operating Partnership GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 and 18-804 of the Delaware LLC Act), and the Partnership owns such interests free and clear of all liens, encumbrances (except as described in the Disclosure Package and the Final Prospectus), security interests, equities, charges or claims.

(r)           Ownership of the Subsidiaries. The Partnership owns, directly or indirectly, 100% of the limited liability company interests, partnership interests or capital stock, as the case may be, in EVPP GP LLC, a Delaware limited liability company (“EVPP GP”), EVCG GP LLC, a Delaware limited liability company (“EVCG GP”), EnerVest Production Partners, Ltd., a Texas limited partnership (“EVPP”), EnerVest Monroe Gathering, Ltd., a Texas limited partnership (“Gathering”), EnerVest Monroe Marketing, Ltd., a Texas limited partnership (“Marketing”), CGAS Properties, L.P., a Delaware limited partnership (“Clinton Properties”), EnerVest Cargas, Ltd., a Texas limited partnership (“EV Cargas”), Lower Cargas Operating Company, LLC, a Louisiana limited liability company (“LCOC”), and EV Energy Finance Corp., a Delaware corporation (“Finance”) (collectively, the “Subsidiaries,” and together with the Operating Partnership and the Operating Partnership GP, the “Operating Subsidiaries”) free and clear of all liens, encumbrances (except as described in the Disclosure Package and the Final Prospectus), security interests, equities, charges and other claims. Such limited liability company interests, partnership interests or capital stock, as the case may be, have been duly authorized and validly issued in accordance with the limited liability company agreements,  limited partnership agreements or charter documents, as the case may be, of the respective Subsidiaries, and are fully paid (to the extent required under their respective limited liability company agreement or limited partnership agreement) and non-assessable (except (i) in the case of a Delaware limited partnership, as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act; (ii) in the case of a Delaware limited liability company, as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act; (iii) in the case of a Texas limited partnership, as such nonassessability may be affected by Section 153.210 of the Texas Business Organizations Code; and (iv) in the case of an interest in a limited liability company formed under the laws of another domestic state, as such nonassessability may be affected by similar provisions of such state’s limited liability company statute).

(s)           No Other Subsidiaries.  Other than ownership interests in the Operating Subsidiaries, the Partnership does not own or control directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Partnership’s Annual Report on Form 10-K for the most recent fiscal year. Neither the Partnership nor any of its subsidiaries own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than as set forth in Exhibit 21.1 to the Partnership’s Annual Report on Form 10-K for the most recent fiscal year. Other than its ownership of its general partner interests in the Partnership, the General Partner does not own, and as of each Delivery Date will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.  Other than its ownership of its general partner interests in the General Partner, GP LLC does not own, and as of each Delivery Date will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(t)           No Preemptive Rights, Registration Rights or Options.  Except as described in the Disclosure Package and the Final Prospectus, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership interests, limited liability company interests or capital stock in any Partnership Entity, in each case pursuant to the partnership agreement, limited liability company agreement or charter document of such Partnership Entity (collectively, the “Organizational Agreements”) or the certificate of limited partnership or formation or incorporation, bylaws or other organizational documents of such Partnership Entity (collectively together with the Organizational Agreements, the “Organizational Documents”) or any other agreement or instrument to which such Partnership Entity is a party or by which it is bound.  Except for any such rights as have been effectively waived, neither the filing of the Registration Statement, the Preliminary Prospectus or the Final Prospectus nor the offering, issuance or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of any of the Partnership Entities.  Except as described in the Disclosure Package and the Final Prospectus and for options granted pursuant to employee benefit plans, qualified unit option plans, or other employee compensation plans in effect as of the Execution Time, there are no outstanding options or warrants to purchase any partnership interests, limited liability company interests or capital stock of any of the Partnership Entities.

(u)           Authority and Authorization.  The Partnership has all requisite power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Disclosure Package and the Final Prospectus. At each Delivery Date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by the Partnership Entities or any of their stockholders, partners or members for the authorization, issuance, sale and delivery of the Units shall have been validly taken.

(v)           Authorization of Underwriting Agreement.  This Agreement has been duly authorized and validly executed and delivered by each of the EVEP Parties.

(w)           Enforceability of Organizational Agreements.  Each of the Organizational Agreements has been duly authorized, executed and delivered by the parties thereto and is a valid and legally binding agreement of such party, enforceable against such party in accordance with its terms; provided that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided, further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

(x)           No Conflicts.  None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the EVEP Parties or the consummation of the transactions contemplated hereby (i) conflicts or will conflict with or constitutes or will constitute a violation of the Organizational Documents, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is a party or (iv) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities, which conflicts, breaches, violations, defaults or liens, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, have a Material Adverse Effect or could materially impair the ability of any of the Partnership Entities to perform their obligations under this Agreement.

(y)           No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification (“Consent”) of or with any court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of their respective properties is required in connection with the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the EVEP Parties, or the consummation by the Partnership Entities of the transactions contemplated hereby, except for such Consents as may be required under the 1933 Act, the 1933 Act Rules and Regulations, the 1934 Act and the rules and regulations thereunder (the “1934 Act Rules and Regulations”), and state securities or “Blue Sky” laws and applicable rules and regulations under such laws.

(z)           No Default.  None of the Partnership Entities is (i) in violation of its Organizational Documents (ii) in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it or (iii) in breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation in the case of clause (ii) or (iii) would, if continued, have a Material Adverse Effect or could materially impair the ability of any of the Partnership Entities to perform their obligations under this Agreement.  To the knowledge of the EVEP Parties, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them is bound or to which any of their properties is subject, is in breach, default or violation of any such agreement, which breach, default or violation would, if continued, have a Material Adverse Effect or could materially impair the ability of any of the Partnership Entities to perform their obligations under this Agreement.

(aa)         Conformity of Securities to Descriptions in the Disclosure Package and the Final Prospectus.  The Units, when issued and delivered in accordance with the terms of the Partnership Agreement against payment therefor as provided herein will conform in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus.

(bb)        Independent Public Accountants.  The accountants, Deloitte & Touche LLP, who have certified the audited financial statements contained or incorporated by reference in the Registration Statement and the most recent Preliminary Prospectus (or any amendment or supplement thereto), are an independent registered public accounting firm with respect to the Partnership and the General Partner as required by the 1933 Act and the 1933 Act Rules and Regulations and the rules and regulations of the Public Company Accounting Oversight Board (the “PCAOB”).

(cc)         Financial Statements.  As of June 30, 2010, the Partnership would have had, on the consolidated, as adjusted basis indicated in the Disclosure Package and the Final Prospectus, a capitalization as set forth therein. The historical financial statements (including the related notes and supporting schedules) contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, together with the related notes (and any amendment or supplement thereto) comply as to form in all material respects with the requirements of Regulation S-X under the 1933 Act and present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods to which they apply and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except to the extent disclosed therein.  The selected financial information set forth in the Registration Statement, the Disclosure Package and the Final Prospectus (and any amendment or supplement thereto) is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements and pro forma financial statements, as applicable, from which it has been derived. There are no financial statements (historical or pro forma) that are required to be contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus that are not contained or incorporated by reference as required.

(dd)        Independent Petroleum Engineers.  Cawley, Gillespie & Associates, Inc.  Services, whose reports dated December 31, 2009, 2008, 2007 and 2006 are referenced in the Registration Statement, Disclosure Package and the Final Prospectus and who has delivered the letter referred to in Section 6(g) hereof, was, as of the date of each such report, and is, as of the date hereof, an independent reserve engineer with respect to the Partnership.

(ee)         Title to Real Property.  The Partnership Entities have good, valid and indefeasible title to all of the interests in oil and gas properties underlying the Partnership Entities’ estimates of their net proved reserves contained in the Registration Statement, the Disclosure Package and the Final Prospectus and to all other real and personal property reflected in the Registration Statement, the Disclosure Package and the Final Prospectus as assets owned by them, in each case, free and clear of all (i) liens and security interests or (ii) other claims and other encumbrances (other than liens or security interests) except, in each case, (1) as described, and subject to the limitations contained, in the Registration Statement, the Disclosure Package and the Final Prospectus or (2) such as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described, and subject to limitations contained, in the Registration Statement, the Disclosure Package and the Final Prospectus; provided that, with respect to any real property and buildings held under lease by any Partnership Entity, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of the properties of the Partnership Entities taken as a whole as they have been used in the past and are proposed to be used in the future as described, and subject to the limitations contained, in the Registration Statement, the Disclosure Package and the Final Prospectus; the leases, mineral interests, operating agreements and other contract rights to which the Partnership Entities are a party give the Partnership Entities the right, in all material respects, to explore, develop or produce hydrocarbons as described, and subject to the limitations contained, in the Registration Statement, the Disclosure Package and the Final Prospectus.  The care taken by the Partnership Entities in acquiring or otherwise procuring such leases or mineral interests was generally consistent with standard industry practices in the areas in which the Partnership Entities operate for acquiring or procuring leases and interests therein to explore, develop or produce hydrocarbons.

(ff)           Information Underlying Reserve Report.  The information underlying the estimates of reserves of the Partnership Entities, which was supplied by the Partnership Entities to Cawley, Gillespie & Associates, Inc., for purposes of preparing the reserve reports, the estimates of net proved reserves and pre-tax present value, discounted at 10%, attributable thereto, and the letters (the “Reserve Report Letters”) of Cawley, Gillespie & Associates, Inc., including, without limitation, production volumes, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices; other than normal production of the reserves and intervening market commodity price fluctuations, the Partnership Entities are not aware of any facts or circumstances that would result in a material adverse change in the reserves, or the present value of future net cash flows therefrom, as described in the Registration Statement, Disclosure Package and the Final Prospectus and as reflected in the Reserve Report Letters; estimates of such reserves and present values as described in the Registration Statement, Disclosure Package and the Final Prospectus and reflected in the Reserve Report Letters comply in all material respects with the applicable requirements of Regulation S-X and Industry Guide 2 under the 1933 Act.

(gg)        No Material Adverse Change. None of the Partnership Entities has sustained, since the date of the latest audited financial statements contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Disclosure Package and the Final Prospectus (or any amendment or supplement thereto). Except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, subsequent to the respective dates as of which such information is given in the Registration Statement, the Disclosure Package and the Final Prospectus (or any amendment or supplement thereto), (i) none of the Partnership Entities has incurred any liability or obligation, indirect, direct or contingent, or entered into any transactions, not in the ordinary course of business, that, singly or in the aggregate, is material to the Partnership Entities, (ii) there has not been any material change in the capitalization, or material increase in the short-term debt or long-term debt, of any Partnership Entity and (iii) there has not been any material adverse change, or any development involving or which may reasonably be expected to involve, singly or in the aggregate, a prospective material adverse change in or affecting the general affairs, business, prospects, properties, management, condition (financial or other), partners’ equity, members’ equity, stockholders’ equity, net worth or results of operations of the Partnership Entities.

(hh)        Legal Proceedings or Contracts to be Described or Filed.  There are no legal or governmental proceedings pending or, to the knowledge of the EVEP Parties, threatened, against any of the Partnership Entities, or to which any of the Partnership Entities is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement, the Disclosure Package and the Final Prospectus (or any amendment or supplement thereto) but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Disclosure Package and the Final Prospectus (or any amendment or supplement thereto) or to be filed as exhibits to the Registration Statement that are not described or filed as required by the 1933 Act or the 1933 Act Rules and Regulations.

(ii)           Certain Relationships and Related Transactions.  No relationship, direct or indirect, exists between or among any Partnership Entity on the one hand, and the directors, managers, officers, members, partners, stockholders, customers or suppliers of any Partnership Entity on the other hand, that is required to be described in the Registration Statement, the Disclosure Package or the Final Prospectus and is not so described. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any Partnership Entity to or for the benefit of any of the officers, directors or managers of any Partnership Entity or their respective family members, except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus (or any amendment or supplement thereto). No Partnership Entity has, in violation of the Sarbanes-Oxley Act of 2002, directly or indirectly, extended or maintained credit, arranged for the extension of credit or renewed an extension of credit, in the form of a personal loan to or for any director, manager or executive officer of any Partnership Entity.

(jj)           Rights-of-Way.  Each of the Partnership Entities has such easements, rights-of-way, permits or licenses (collectively, “rights-of-way”) and consents with respect to the transfer of any of the foregoing, as are necessary to conduct its business in the manner described, and subject to the limitations contained, in the Registration Statement, the Disclosure Package and the Final Prospectus (or any amendment or supplement thereto), except for (i) qualifications, reservations and encumbrances that would not have a Material Adverse Effect and (ii) such rights-of-way or consents that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; other than as set forth, and subject to the limitations contained, in the Registration Statement, the Disclosure Package and the Final Prospectus (or any amendment or supplement thereto), each of the Partnership Entities has fulfilled and performed all of its material obligations with respect to such rights-of-way or consents, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way or consents, except for such revocations, terminations and impairments that would not have a Material Adverse Effect; and, except as described in the Registration Statement, the Disclosure Package and the Final Prospectus (or any amendment or supplement thereto), none of such rights-of-way or consents contains any restriction that is materially burdensome to the business of the Partnership Entities, taken as a whole.

(kk)         Permits. Each of the Partnership Entities has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own its properties and to conduct its business in the manner described in the Registration Statement, the Disclosure Package and the Final Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the Disclosure Package and the Final Prospectus and except for such permits that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect; except as set forth in the Registration Statement, the Disclosure Package and the Final Prospectus (or any amendment or supplement thereto), each of the Partnership Entities has fulfilled and performed all its material obligations with respect to such permits which are or will be due to have been fulfilled and performed by such date and no event has occurred that would prevent the permits from being renewed or reissued or which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such non-renewals, non-issuances, revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect.

(ll)           Books and Records. Each Partnership Entity (i) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of its assets and (ii) maintains systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with generally accepted accounting principles and to maintain accountability for its assets; (C) access to its assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(mm)       Disclosure Controls.  The Partnership has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the 1934 Act), which are designed to provide reasonable assurance that the information required to be disclosed by the Partnership in reports that it files under the 1934 Act is accumulated and communicated to the Partnership’s management, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure; such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(nn)         No Recent Changes to Internal Control Over Financial Reporting. Since the date of the most recent evaluation of such disclosure controls and procedures described in Section 4(mm) above, there have been no significant changes in internal controls or in other factors that materially affected the Partnership’s internal control over financial reporting.

(oo)         Sarbanes Oxley Act of 2002. There is and has been no failure on the part of the Partnership and, to the knowledge of the EVEP Parties, any of GP LLC’s directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(pp)        Tax Returns. Each of the Partnership Entities has filed (or has obtained extensions with respect to) all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes due thereon, other than those (i) which are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) which, if not paid, would not have a Material Adverse Effect.

(qq)        Investment Company. None of the Partnership Entities is now, and after sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Disclosure Package and the Final Prospectus under the caption “Use of Proceeds” will be an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(rr)           Environmental Compliance. The Partnership Entities (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) (“Environmental Laws”), (ii) have received all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permit and (iv) do not have any liability in connection with the release into the environment of any Hazardous Material, except, in each case, where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability would not, individually or in the aggregate, have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

(ss)         No Labor Dispute. No labor dispute with the employees of the Partnership Entities exists or, to the knowledge of any of the EVEP Parties, is imminent or threatened that is reasonably likely to result in a Material Adverse Effect.

(tt)          Insurance. A Partnership Entity, EnerVest or EnerVest Operating, LLC, a Texas limited liability company (“EVOC”), maintains insurance covering the properties, operations, personnel and businesses of the Partnership Entities against such losses and risks and in such amounts as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. None of the Partnership Entities, EnerVest or EVOC has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance (including after giving effect to the transactions contemplated hereby), and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on each Delivery Date.

(uu)         Litigation. Except as described in the Disclosure Package and the Final Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the EVEP Parties, threatened to which any of the Partnership Entities is or may be a party or to which the business or property of any of the Partnership Entities is or may be subject, (ii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Partnership Entities is or may be subject, that, in the case of clauses (i) and (ii) above, is reasonably likely to (A) individually or in the aggregate have a Material Adverse Effect, (B) prevent or result in the suspension of the offer, issuance or sale of the Units, or (C) in any manner draw into question the validity of this Agreement.

(vv)        No Distribution of Other Offering Materials. None of the Partnership Entities have distributed and, prior to the later to occur of (i) any Delivery Date and (ii) completion of the distribution of the Units, will not distribute, any prospectus (as defined under the 1933 Act) in connection with the offering and sale of the Units other than the Preliminary Prospectus, the Disclosure Package or the Final Prospectus.

(ww)       Listing. The Units are quoted on the NASDAQ.

(xx)          Brokers. Except as described in the Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between any Partnership Entity and any person that would give rise to a valid claim against any Partnership Entity or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering of the Units.

(yy)         Market Stabilization. None of the Partnership Entities (i) has taken, and none of such persons shall take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Units to facilitate the sale or resale of the Units in violation of any law, rule or regulation or (ii) since the initial filing of the Registration Statement, except as contemplated by this Agreement, (A) has sold, bid for, purchased or paid anyone any compensation for soliciting purchases of the Units or (B) has paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Partnership.

(zz)          Statistical and Market-Related Data.  All statistical or market-related data included in the Registration Statement, the Disclosure Package and the Final Prospectus (or any amendment or supplement thereto) are based on or derived from sources that the Partnership reasonably believes to be reliable and accurate, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

(aaa)       FINRA Affiliations.  To the knowledge of the EVEP Parties, there are no affiliations or associations between any member of the Financial Industry Regulatory Authority (“FINRA”) and any of the Partnership’s officers or directors or the Partnership’s 5% or greater securityholders, except as set forth in the Registration Statement, the Disclosure Package and the Final Prospectus (or any amendment or supplement thereto).

(bbb)      No Conflict with OFAC Laws. None of the Partnership Entities, nor, to the knowledge of the EVEP Parties, any director, officer, agent or employee of any of the Partnership Entities is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership will not knowingly, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ccc)       No Conflict with Money Laundering Laws. The operations of each of the Partnership Entities are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any govern-mental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities with respect to the Money Laundering Laws is pending or, to the best knowledge of the EVEP Parties, threatened, the adverse determination of which would have a Material Adverse Effect.

Any certificate signed by any officer of any Partnership Entity and delivered to the Underwriters or to counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by such Partnership Entity to each Underwriter as to the matters covered thereby.

5.           Additional Covenants.

(a)           The EVEP Parties jointly and severally covenant and agree with the several Underwriters with respect to the provisions of this Section 5(a):

(i)           The Partnership will timely transmit copies of the Preliminary Prospectus and the Final Prospectus in a form approved by the Underwriters, and any amendments or supplements thereto (subject to the provisions of this Section 5), to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Rules and Regulations.

(ii)           The Partnership will deliver or make available to each of the Underwriters, and to counsel for the Underwriters (i) a signed copy of the Registration Statement as originally filed, including copies of exhibits thereto, of any amendments and supplements to the Registration Statement and (ii) a signed copy of each consent and certificate included in, or filed as an exhibit to, the Registration Statement as so amended or supplemented; the Partnership will deliver to the Underwriters as soon as practicable after the date of this Agreement as many copies of the Preliminary Prospectus, the Final Prospectus and any amendment or supplement thereto as the Underwriters may reasonably request for the purposes contemplated by the 1933 Act; if there is a post-effective amendment to the Registration Statement that is not effective under the 1933 Act, the Partnership will use its best efforts to cause the post-effective amendment to the Registration Statement to become effective as promptly as possible, and it will notify the Underwriters, promptly after it shall receive notice thereof, of the time when the post-effective amendment to the Registration Statement has become effective; the Partnership will promptly advise the Underwriters of any request of the Commission for amendment of the Registration Statement or for supplement to the Basic Prospectus or for any additional information, and of the issuance by the Commission or any state or other jurisdiction or other regulatory body of any stop order under the 1933 Act or other order suspending the effectiveness of the Registration Statement (as amended or supplemented) or preventing or suspending the use of the Preliminary Prospectus, any Issuer Free Writing Prospectus or the Final Prospectus or suspending the qualification or registration of the Units for offering or sale in any jurisdiction, and of the institution or threat of any proceedings therefor, of which the Partnership shall have received notice or otherwise have knowledge prior to the completion of the distribution of the Units; and the Partnership will use its best efforts to prevent the issuance of any such stop order or other order and, if issued, to secure the prompt removal thereof.

(iii)         The Partnership will not file any amendment or supplement to the Registration Statement, the Final Prospectus, the Basic Prospectus or any Issuer Free Writing Prospectus (or any other prospectus relating to the Units filed pursuant to Rule 424(b) of the 1933 Act Rules and Regulations that differs from the Final Prospectus as filed pursuant to such Rule 424(b) or any Issuer Free Writing Prospectus), of which the Underwriters shall not previously have been advised or to which the Underwriters shall have reasonably objected in writing after being so advised unless the Partnership shall have determined based upon the advice of counsel that such amendment or supplement is required by law; and the Partnership will promptly notify the Underwriters after it shall have received notice thereof of the time when any amendment to the Registration Statement, the Final Prospectus, the Basic Prospectus or any Issuer Free Writing Prospectus becomes effective or when any supplement to the Basic Prospectus has been filed.

(iv)         During the period when a prospectus relating to any of the Units is required to be delivered under the 1933 Act by any Underwriter or dealer, the Partnership will comply, at its own expense, with all requirements imposed by the 1933 Act and the 1933 Act Rules and Regulations, so far as necessary to permit the continuance of sales of or dealing in the Units during such period in accordance with the provisions hereof and as contemplated by the Final Prospectus.

(v)          If, during the period when a prospectus relating to any of the Units is required to be delivered under the 1933 Act by any Underwriter or dealer, (i) any event relating to or affecting the Partnership Entities or of which the Partnership shall be advised in writing by the Representatives shall occur as a result of which, in the opinion of the Partnership or the counsel for the Underwriters, the Final Prospectus or any Issuer Free Writing Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it shall be necessary to amend or supplement the Registration Statement, the Final Prospectus or any Issuer Free Writing Prospectus to comply with the 1933 Act, the 1933 Act Rules and Regulations, the 1934 Act or the 1934 Act Rules and Regulations, the Partnership will forthwith at its expense prepare and file with the Commission, and furnish to the Underwriters a reasonable number of copies of, such amendment or supplement or other filing that will correct such statement or omission or effect such compliance.

(vi)         During the period when a prospectus relating to any of the Units is required to be delivered under the 1933 Act by any Underwriter or dealer, the Partnership will furnish such proper information as may be lawfully required and otherwise cooperate with the Underwriters in qualifying the Units for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may reasonably designate and will file and make such statements or reports as are or may be reasonably necessary; provided, however, that the Partnership shall not be required to qualify as a foreign partnership or to qualify as a dealer in securities or to file a general consent to service of process under the laws of any jurisdiction.

(vii)        In accordance with Section 11(a) of the 1933 Act and Rule 158 of the 1933 Act Rules and Regulations, the Partnership will make generally available to its security holders, an earning statement (which need not be audited) in reasonable detail covering the 12-month period beginning not later than the first day of the month next succeeding the month in which occurred the effective date (within the meaning of Rule 158) of the Registration Statement as soon as practicable after the end of such period.

(viii)       The Partnership will furnish or make available to its security holders annual reports containing financial statements audited by independent registered public accounting firm and furnish or make available quarterly reports containing financial statements and financial information which may be unaudited. The Partnership will, for a period of two years from the Delivery Date, furnish or make available to the Underwriters via the Commissions’ Interactive Data Electronic Applications (IDEA) system or its website a copy of each annual report, quarterly report, current report and all other documents, reports and information furnished by the Partnership to holders of Common Units (excluding any periodic income tax reporting) or filed with any securities exchange or market pursuant to the requirements of such exchange or market or with the Commission pursuant to the 1933 Act or the 1934 Act. The Partnership will deliver or make available to the Underwriters similar reports with respect to any significant subsidiaries, as that term is defined in the 1933 Act Rules and Regulations, which are not consolidated in the Partnership’s financial statements.

(ix)          The EVEP Parties will not, for a period of 60 days from the date of the Final Prospectus, directly or indirectly, (i) offer for sale, sell, pledge, announce the intention to sell or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units held by them or securities convertible into or exchangeable for Common Units held by them, or sell or grant options, rights or warrants with respect to any Common Units held by them or securities convertible into or exchangeable for Common Units held by them, (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units held by them or other securities, in cash or otherwise, (iii) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any Common Units or securities convertible, exercisable or exchangeable into Common Units (other than (1) any registration statement on Form S-8, (2) as otherwise excepted from this lock-up provision) or (iv) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representatives; provided, however, that the foregoing restrictions do not apply to (a) issuances of Common Units pursuant to any existing employee benefit plans or (b) issuances of Common Units directly to a seller of a business as part of the purchase price or a private placement, in each case in connection with acquisitions and capital improvements that the General Partner reasonably determines will increase cash flow from operations on a per unit basis after giving effect to such issuance; and the EVEP Parties will cause each of the directors and executive officers of the GP LLC, EnerVest and each of the EnCap Entities to furnish to the Underwriters, at or prior to the execution of this Agreement, a letter or letters, substantially in the form of Exhibit A hereto, pursuant to which each such person shall agree not to, directly or indirectly, (1) offer for sale, sell, pledge, announce the intention to sell or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units (including, without limitation, Common Units that may be deemed to be beneficially owned by such persons in accordance with the 1933 Act Rules and Regulations that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Units owned by such person on the date of this Agreement or on the applicable Delivery Date, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, or (3) publicly disclose the intention to do any of the foregoing, in each case for a period of 60 days from the date of the Final Prospectus, without the prior written consent of the Representatives; provided that EnerVest and its subsidiaries may distribute to their respective owners Common Units if the recipients of such units execute and deliver to the Representatives lock-up agreements in the form of Exhibit A hereto.

(x)           The Partnership will apply the proceeds from the sale of the Units as set forth in the description under “Use of Proceeds” in the Final Prospectus.

(xi)          The Partnership will promptly provide the Underwriters with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Units under the 1933 Act.

(xii)        The Partnership will use reasonable best efforts to obtain approval for, and maintain the quotation of the Units on, the NASDAQ.

(xiii)        The Partnership agrees that, unless it has obtained or will obtain the prior written consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule II hereto and any electronic road show.  The Partnership agrees that (x) it has treated and will treat, as the case may be, each free writing prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Issuer Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(xiv)       If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Partnership will (i) notify the Representatives promptly so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as the Representatives may reasonably request.

(xv)        If the Partnership elects to rely on Rule 462(b) of the 1933 Act Rules and Regulations, the Partnership shall both file an abbreviated registration statement with the Commission in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 of the 1933 Act Rules and Regulations by the earlier of (i) 10:00 p.m., New York time, on the date of this Agreement, and (ii) the time that confirmations are given or sent, as specified by Rule 462(b)(2).

(b)                   The several Underwriters severally but not jointly, covenant and agree with the Partnership that unless they have obtained or will obtain, as the case may be, the prior written consent of the Partnership, they have not made and will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule II hereto and any electronic road show.

6.           Conditions of Underwriters’ Obligations. The several obligations of the Underwriters to purchase and pay for the Units, as provided herein, shall be subject to the accuracy, as of the date hereof and as of each Delivery Date, of the representations and warranties of the EVEP Parties contained herein, to the performance by the EVEP Parties of their covenants and obligations hereunder, and to the following additional conditions:

(a)           All filings required by Rule 424 and Rule 430A of the 1933 Act Rules and Regulations shall have been timely made. No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Final Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the EVEP Parties or the Underwriters, threatened or contemplated by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Final Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriters.

(b)           No Underwriter shall have advised the Partnership on or prior to the applicable Delivery Date that the Registration Statement, the Disclosure Package or the Final Prospectus or any amendment or supplement thereto contains an untrue statement of fact that in the opinion of the Underwriters (upon the advice of counsel) is material, or omits to state a fact that in the opinion of the Underwriters (upon the advice of counsel) is material and is required to be stated therein or is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)           On each Delivery Date, the Underwriters shall have received the opinion of Haynes and Boone, LLP, counsel for the Partnership, addressed to them and dated the applicable Delivery Date, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth on Exhibit B hereto.

(d)           The Underwriters shall have received on each Delivery Date, from Vinson & Elkins L.L.P., counsel to the Underwriters, such opinion or opinions, dated the applicable Delivery Date, with respect to such matters as the Underwriters may reasonably require; and the EVEP Parties shall have furnished to such counsel such documents as they reasonably request for the purposes of enabling them to review or pass on the matters referred to in this Section 6(d) and in order to evidence the accuracy, completeness and satisfaction of the representations, warranties and conditions herein contained.

(e)           At the time of execution of this Agreement and on each Delivery Date, the Underwriters shall have received from Deloitte & Touche LLP a letter or letters, in form and substance reasonably satisfactory to the Underwriters, addressed to the Underwriters and dated the date hereof (i) confirming that such firm is a registered public accounting firm within the meaning of the 1933 Act and the rules of the PCAOB and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus and the Final Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the various financial information in the Registration Statement, the Final Prospectus, any Preliminary Prospectus and any Issuer Free Writing Prospectus and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(f)           With respect to the letter or letters of Deloitte & Touche LLP referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement (the “initial letters”), the Partnership shall have furnished to the Underwriters a letter (the “bring-down letter”) of such accountants, in form and substance reasonably satisfactory to the Underwriters, addressed to the Underwriters and dated on each Delivery Date (i) confirming that such firm is a registered public accounting firm within the meaning of the 1933 Act  and the rules of the PCAOB and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the Delivery Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Disclosure Package and the Final Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letters and (iii) confirming in all material respects the conclusions and findings set forth in the initial letters.

(g)           At the time of execution of this Agreement, the Underwriters shall have received from Cawley, Gillespie & Associates, Inc. a letter, in form and substance reasonably satisfactory to the Underwriters, addressed to the Underwriters and dated the date hereof.

(h)           With respect to the letter of Cawley, Gillespie & Associates, Inc. referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement, the Partnership shall have furnished to the Underwriters a letter of such reserve engineers, addressed to the Underwriters and dated each Delivery Date, confirming in all material respects covering the matters in the letter referred to in the preceding paragraph.

(i)           Except as set forth in the Disclosure Package and the Final Prospectus, (i) none of the Partnership Entities shall have sustained since the date of the latest audited financial statements contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree; and (ii) subsequent to the respective dates as of which such information is given in the Registration Statement, the Disclosure Package and the Final Prospectus (or any amendment or supplement thereto), (A) none of the Partnership Entities shall have incurred any liability or obligation, indirect, direct or contingent, or entered into any transactions, (B) there shall not have been any change in the capitalization or short-term or long-term debt of the Partnership Entities, and (C) there shall not have been any change or any development involving or which might reasonably be expected to involve a prospective change in the condition (financial or other), net worth, partners’,  members’ or stockholders’ equity, business, affairs, management, prospects, results of operations or cash flow of the Partnership Entities, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Underwriters so material or adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Final Prospectus.

(j)           Subsequent to the execution and delivery to this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the NASDAQ shall have been suspended, the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) trading in any securities of the Partnership on any exchange or in the over-the-counter market shall have been suspended, (iii) a banking moratorium shall have been declared by federal or state authorities, (iv) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (v) there shall have occurred such a material adverse change in general economic, political or financial conditions or any other calamity or crisis, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering, issuance or sale of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Final Prospectus.

(k)           The Underwriters shall have received certificates, dated each Delivery Date and signed by chief executive officer and the chief financial officer, in their capacities as such (or persons holding similar positions, as applicable), of each of the EVEP Parties, stating that:

(i)           the conditions set forth in Section 6(a) have been fully satisfied;

(ii)          such EVEP Party has examined the Registration Statement, the Disclosure Package and the Final Prospectus and any amendment or supplement thereto, as well as each electronic roadshow used in connection with the offering, and nothing has come to such EVEP Party’s attention that would lead it to believe that: (A)(1) the Registration Statement, including the documents incorporated therein by reference, as of the most recent Effective Date, (2) the Final Prospectus, including any documents incorporated by reference therein, as of the date of the Final Prospectus and as of such Delivery Date, and (3) the Disclosure Package, as of the Execution Time, contained and contain any untrue statement of a material fact and omitted and omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (B) since the Effective Date, there has occurred any event required to be set forth in an amendment or supplement to the Registration Statement, the Final Prospectus, the Disclosure Package and any amendment or supplement thereto which has not been so set forth;

(iii)        all representations and warranties made herein by such EVEP Party are true and correct as of such Delivery Date, with the same effect as if made on and as of such Delivery Date; and all agreements herein to be performed or complied with by such EVEP Party on or prior to such Delivery Date have been duly performed and complied with by such EVEP Party;

(iv)        no event contemplated by Section 6(i) has occurred; and

(v)         covering such other matters as the Underwriters may reasonably request.

(l)           The EVEP Parties shall not have failed, refused or been unable, at or prior to each Delivery Date, to have performed any agreement on their part to be performed or any of the conditions herein contained and required to be performed or satisfied by them at or prior to such Delivery Date.

(m)           The Partnership shall have furnished to the Underwriters at each Delivery Date such further information, opinions, certificates, letters and documents as the Underwriters may have reasonably requested.

(n)           The Units are quoted on the NASDAQ.

(o)           The Underwriters shall have received duly and validly executed letter agreements referred to in Section 5(a)(ix) hereof.

All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Underwriters and to Vinson & Elkins L.L.P., counsel for the several Underwriters. The Partnership will furnish the Underwriters with such signed and conformed copies of such opinions, certificates, letters and documents as they may request.

In accordance with the provisions of Section 10 hereof, this Agreement may be terminated by the Underwriters at any time at or prior to each Delivery Date by notice to the Partnership if any condition specified in Section 6 shall not have been satisfied on or prior to such Delivery Date.

7.           Indemnification and Contribution.

(a)           The EVEP Parties, jointly and severally, will indemnify and hold harmless each of the Underwriters from and against any losses, damages or liabilities, joint or several, to which the Underwriters may become subject under the 1933 Act or otherwise, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, any Preliminary Prospectus, the Final Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus or any amendment or supplement thereto or (B) any Blue Sky application or other document prepared or executed by any of the Partnership Entities (or based upon any written information furnished by any of the Partnership Entities) or (ii) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Final Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus or any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse each of the Underwriters for any legal or other out-of-pocket expenses incurred by such Underwriter in connection with investigating, preparing, pursuing or defending against or appearing as a third party witness in connection with any such loss, damage, liability or action or claim, including, without limitation, any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to the indemnified party, as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 7(c) hereof) any such settlement is effected with the written consent of the General Partner); provided, however, that the EVEP Parties shall not be liable in any such case to the extent, but only to the extent, that any such loss, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Final Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus or any amendment or supplement thereto or any Blue Sky Application, in reliance upon and in conformity with written information relating to the Underwriters furnished to the EVEP Parties by the Representatives, expressly for use in the preparation thereof (as provided in Section 13 hereof).

(b)           Each of the Underwriters, severally and not jointly, will indemnify and hold harmless the EVEP Parties from and against any losses, damages or liabilities to which the EVEP Parties may become subject under the 1933 Act or otherwise, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Final Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus or any amendment or supplement thereto or Blue Sky Application, or (ii) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Final Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus or any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Final Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information relating to the Underwriters furnished to the Partnership by the Underwriters, expressly for use in the preparation thereof (as provided in Section 13 hereof), and will reimburse the EVEP Parties for any legal or other expenses incurred by the EVEP Parties in connection with investigating or defending any such action or claim as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 7(c) hereof) any such settlement is effected with the written consent of the Underwriters).

(c)           Promptly after receipt by an indemnified party under Section 7(a) or 7(b) hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under Section 7(a) or 7(b) hereof, notify each such indemnifying party in writing of the commencement thereof, but the failure so to notify such indemnifying party shall not relieve such indemnifying party from any liability it may have under Section 7(a) or 7(b) hereof except to the extent that it has been prejudiced in any material respect by such failure, and such failure shall not relieve such indemnifying party from any liability that it may have to any such indemnified party otherwise than under Section 7(a) or 7(b) hereof.  In case any such action shall be brought against any such indemnified party and it shall notify each indemnifying party of the commencement thereof, each such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party under Section 7(a) or 7(b) hereof similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of such indemnified party, be counsel to such indemnifying party), and, after notice from such indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under Section 7(a) or 7(b) hereof for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party at the expense of the indemnifying party has been authorized by the indemnifying party, (ii) the indemnified party shall have been advised by such counsel that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense, or certain aspects of the defense, of such action (in which case the indemnifying party shall not have the right to direct the defense of such action with respect to those matters or aspects of the defense on which a conflict exists or may exist on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel reasonably satisfactory to such indemnified party to assume the defense of such action, in any of which events such fees and expenses to the extent applicable shall be borne, and shall be paid as incurred, by the indemnifying party.  If at any time such indemnified party shall have requested such indemnifying party under Section 7(a) or 7(b) hereof to reimburse such indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a) or 7(b) hereof effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of such request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request for reimbursement prior to the date of such settlement.  No such indemnifying party shall, without the written consent of such indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not such indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of such indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any such indemnified party.  In no event shall such indemnifying parties be liable for the fees and expenses of more than one counsel, other than one local counsel, for all such indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

(d)           If the indemnification provided for in this Section 7 is unavailable to or insufficient to indemnify or hold harmless an indemnified party under Section 7(a) or 7(b) hereof in respect of any losses, damages or liabilities (or actions or claims in respect thereof) referred to therein, then each indemnifying party under Section 7(a) or 7(b) hereof shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages or liabilities (or actions or claims in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the EVEP Parties, on the one hand, and the Underwriters, on the other hand, from the offering of the Units.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 7(c) hereof and such indemnifying party was prejudiced in a material respect by such failure, then each such indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault, as applicable, of the EVEP Parties, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, damages or liabilities (or actions or claims in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by, as applicable, the EVEP Parties, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Partnership bear to the total underwriting discounts and commissions received by the Underwriters.  The relative fault, as applicable, of the EVEP Parties, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the EVEP Parties, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The EVEP Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7(d).  The amount paid or payable by such an indemnified party as a result of the losses, damages or liabilities (or actions or claims in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 7(d) are several in proportion to their respective purchase obligations and not joint.

(e)           The obligations of the EVEP Parties under this Section 7 shall be in addition to any liability that the EVEP Parties may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee, agent or other representative and to each person, if any, who controls any Underwriter within the meaning of the 1933 Act; and the obligations of each of the Underwriters under this Section 7 shall be in addition to any liability that the respective Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Partnership and the General Partner who signed the Registration Statement and to each person, if any, who controls the EVEP Parties within the meaning of the 1933 Act.

8.           Representations and Agreements to Survive Delivery. The respective representations, warranties, agreements and statements of the EVEP Parties and the Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain operative and in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, the EVEP Parties or any of their officers, directors or any controlling persons and shall survive delivery of and payment for the Units hereunder.

9.           Defaulting Underwriter. If, on any Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Firm Units that the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions that the number of Firm Units set forth opposite the name of each remaining non-defaulting Underwriter in Schedule I hereto bears to the total number of Firm Units set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule I hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Firm Units on such Delivery Date if the total number of Firm Units that the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of Firm Units to be purchased on such Delivery Date and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of the Firm Units that it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Underwriters who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Firm Units to be purchased on such Delivery Date. If the remaining Underwriters, or other underwriters satisfactory to the Underwriters, do not elect to purchase the Firm Units that the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or any EVEP Party except that the Partnership will continue to be liable for the payment of expenses to the extent set forth in Section 11. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto who, pursuant to this Section 9, purchases Firm Units that a defaulting Underwriter agreed but failed to purchase.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Partnership for damages caused by its default. If other Underwriters are obligated or agree to purchase the Firm Units of a defaulting or withdrawing Underwriter, either the Underwriters or the Partnership may postpone such Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Underwriters may be necessary in the Registration Statement, the Disclosure Package, the Final Prospectus or in any other document or arrangement.

10.         Termination.

(a)           This Agreement may be terminated by the Underwriters at any time at or prior to the Initial Delivery Date by notice to the Partnership if any condition specified in Section 6 hereof shall not have been satisfied on or prior to the Initial Delivery Date. Any such termination shall be without liability of any party to any other party except as provided in Sections 7 and 11 hereof.

(b)           This Agreement also may be terminated by the Underwriters, by notice to the Partnership, as to any obligation of the Underwriters to purchase the Option Units, if any condition specified in Section 6 hereof shall not have been satisfied at or prior to the Option Unit Delivery Date or as provided in Section 9 of this Agreement.

If the Underwriters terminate this Agreement as provided in Sections 10(a) or 10(b), they shall notify the Partnership by telephone or telegram, confirmed by letter.

11.           Costs and Expenses. The Partnership will bear and pay the costs and expenses incident to the registration of the Units and public offering thereof, including, without limitation, (a) all expenses (including transfer taxes) incurred in connection with the delivery to the several Underwriters of the Units, the filing fees of the Commission, the fees and expenses of the Partnership’s counsel and accountants; (b) the preparation, printing, filing, delivery and shipping of the Registration Statement, each Preliminary Prospectus, the Final Prospectus, each Issuer Free Writing Prospectus and any amendments or supplements thereto and the printing, delivery and shipping of this Agreement and other underwriting documents, including the Agreement Among Underwriters, the Selected Dealer Agreement, Underwriters’ Questionnaires and Powers of Attorney and Blue Sky Memoranda, and any instruments or documents related to any of the foregoing; (c) the furnishing of copies of such documents to the Underwriters; (d) the registration or qualification of the Units for offering and sale under the securities laws of the various states and other jurisdictions, including the fees and disbursements of counsel to the Underwriters relating to such registration or qualification and in connection with preparing any Blue Sky Memoranda or related analysis; (e) the filing fees of FINRA (if any) and fees and disbursements of counsel to the Underwriters relating to any review of the offering by FINRA; (f) all printing and engraving costs related to preparation of the certificates for the Units, including transfer agent and registrar fees; (g) all fees and expenses relating to the authorization of the Units for trading on the NASDAQ; (h) all travel expenses, including air fare and accommodation expenses, of representatives of the Partnership in connection with the offering of the Units; (i) the costs and expenses of the Partnership relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Units, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Partnership, travel and lodging expenses of the representatives and officers of the Partnership and any such consultants; and (j) all of the other costs and expenses incident to the performance by the Partnership of the registration and offering of the Units; provided that (except as otherwise provided in this Section 11) the Underwriters will bear and pay all of their own costs and expenses, including the fees and expenses of the Underwriters’ counsel, the Underwriters’ transportation expenses and any advertising costs and expenses incurred by the Underwriters incident to the public offering of the Units.

If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 10(a), the Partnership shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel to the Underwriters.

12.           Notices.  All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to the Representatives shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed c/o Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel, Fax: (212) 816-7912; Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida, 33716, Attention: General Counsel, Fax: (727) 567-8247; RBC Capital Markets Corporation, 3 World Financial Center, 200 Vesey Street, 8th Floor, New York, New York 10281, Attention: Joe Morea, Syndicate Director, Fax: (212) 428-6260; Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York, 10152, Attention: Equity Syndicate Department, Fax: (212) 214-5918; and UBS Securities LLC, 299 Park Avenue, New York, NY 10171, Attention: Syndicate Department; or if sent to the Partnership shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed to the Partnership at EV Energy Partners, L.P., 1001 Fannin Street, Suite 900, Houston, Texas 77002, Fax: (713) 659-3556 and if sent to any other party, shall be given at the address set forth on the signature page hereof. Notice to any Underwriter pursuant to Section 7 shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed to such Underwriter’s address as it appears in the Underwriters’ Questionnaire furnished in connection with the offering of the Units or as otherwise furnished to the Partnership.

13.           Information Furnished by Underwriters. The statements set forth in the eleventh, twelfth, thirteenth and fourteenth paragraphs under the caption “Underwriting” in the Final Prospectus constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Section 4(c), (d), (e) and (g) and Section 7 hereof.

14.           Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the EVEP Parties, their respective successors and assigns and the officers, directors, employees, agents, representatives and controlling persons referred to in Section 7 hereof (to the extent provided in Section 7 and 8) and their respective heirs, executors, administrators, successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, corporation or other entity any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and said controlling persons and said officers and directors, and for the benefit of no other person, corporation or other entity. No purchaser of any of the Units from any Underwriter shall be construed a successor or assign by reason merely of such purchase.

15.           Research Independence.  The Partnership acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of its investment bankers.  The Partnership hereby waives and releases, to the fullest extent permitted by law, any claims that the Partnership may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership by such Underwriters’ investment banking divisions.  The Partnership acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

16.           No Fiduciary Duty.  Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters, the Partnership acknowledges and agrees that: (i) nothing herein shall create a fiduciary or agency relationship between the Partnership, on the one hand, and the Underwriters, on the other; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Partnership in connection with this offering, the sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Units; (iii) the relationship between the Partnership, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iv) any duties and obligations that the Underwriters may have to the Partnership shall be limited to those duties and obligations specifically stated herein; and (v) notwithstanding anything in this Agreement to the contrary, the Partnership acknowledges that the Underwriters’ may have financial interest in the success of the offering that are not limited to the difference between the price to the public and the purchase price paid to the Partnership by the Underwriters for the Units, and the Underwriters have no obligation to disclose, or account to the Partnership for, any of such additional financial interests.  The Partnership hereby waives and releases, to the fullest extent permitted by law, any claims that the Partnership may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty with respect to the transactions contemplated by this Agreement.

17.           Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

18.           Pronouns. Whenever a pronoun of any gender or number is used herein, it shall, where appropriate, be deemed to include any other gender and number.

19.           Time of Essence. Time shall be of the essence of this Agreement.

20.           Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the choice of law or conflict of laws principles thereof.

[Signature page follows.]

If the foregoing is in accordance with your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the EVEP Parties and the Underwriters.

EV ENERGY PARTNERS, L.P.

By:	EV Energy GP, L.P., its General Partner

By:	EV Management, LLC, its General Partner

By:	/s/ Michael E. Mercer
Name: Michael E. Mercer
Title: Senior Vice President and Chief Financial Officer

EV ENERGY GP, L.P.

By:	EV Management, LLC, its General Partner

By:	/s/ Michael E. Mercer
Name: Michael E. Mercer
Title: Senior Vice President and Chief Financial Officer

EV MANAGEMENT, LLC

By:	/s/ Michael E. Mercer
Name: Michael E. Mercer
Title: Senior Vice President and Chief Financial Officer

EV PROPERTIES GP, LLC

By:	/s/ Michael E. Mercer
Name: Michael E. Mercer
Title: Senior Vice President and Chief Financial Officer

[Signature Page to Underwriting Agreement]

EV PROPERTIES, L.P.

By:	EV Properties GP, LLC, its General Partner

	By:	/s/ Michael E. Mercer
Name: Michael E. Mercer
Title: Senior Vice President and Chief Financial Officer

[Signature Page to Underwriting Agreement]

ACCEPTED in New York, NY,
as of the date first above written.

Citigroup Global Markets Inc.

By:	/s/ John C. Bishop
	Name:	John C Bishop
	Title:	Director, Global Energy Group

Raymond James & Associates, Inc.

By:	/s/ James Murchison
	Name:	James Murchison
	Title:	Vice President

RBC Capital Markets Corporation

By:	/s/ Joseph Morea
	Name:	Josheph Morea
	Title:	Managing Director, Head of Energy Capital Markets

Wells Fargo Securities, LLC

By:	/s/ David Herman
	Name:	David Herman
	Title:	Director

UBS Securities LLC

By:	/s/ Robert Stillwell
	Name:	Robert Stilwell
	Title:	Associate Director

By:	/s/ Michael Buckingham
	Name:	Michael Buckingham
	Title:	Director

[Signature Page to Underwriting Agreement]

For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement.

[Signature Page to Underwriting Agreement]

SCHEDULE I

Allocation of Units

Name	Number of Units
Citigroup Global Markets Inc.	547,500
Raymond James & Associates, Inc.	547,500
RBC Capital Markets Corporation	547,500
Wells Fargo Securities, LLC	547,500
UBS Securities LLC	420,000
J.P. Morgan Securities Inc.	255,000
Oppenheimer & Co. Inc.	135,000
Total	3,000,000

Schedule I

SCHEDULE II

Issuer Free Writing Prospectus

None

Pricing Information

Public Offering Price per Unit:	$33.97

Net Proceeds (including the General Partner’s proportionate capital contribution and after deducting underwriting discounts and commissions and estimated offering expenses):	$99,401,020

Schedule II

Schedule III

Foreign Qualifications

Entity:	Foreign Qualifications:
EV Management, LLC	Texas

EV Energy GP, L.P.	Texas

EV Energy Partners, L.P.	Texas

EV Properties GP, LLC	None

EV Properties, L.P.	Texas, New Mexico, Colorado, Oklahoma, Louisiana and Kansas

EVPP GP LLC	None

EnerVest Production Partners, Ltd.	Louisiana, New Mexico

EnerVest Monroe Gathering, Ltd.	Louisiana

EnerVest Monroe Marketing, Ltd.	Louisiana

EVCG GP LLC	Ohio, Michigan

CGAS Properties, L.P.	Ohio, Michigan, West Virginia, Pennsylvania and New York

EnerVest-Cargas, Ltd.	Louisiana

Lower Cargas Operating Company LLC	None

EV Energy Finance Corp.	None

Schedule III

Exhibit A

Form of Lock-Up Letter

August 11, 2010
Citigroup Global Markets Inc.
Raymond James & Associates, Inc.
RBC Capital Markets Corporation
Wells Fargo Securities, LLC
UBS Securities LLC
As Representatives of the several Underwriters
named in Schedule I to the Underwriting Agreement

c/o  Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York, 10013

Dear Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”) of the Underwriters (the “Underwriters”) named in Schedule I of the Underwriting Agreement (hereinafter defined), propose to enter into an underwriting agreement (the “Underwriting Agreement”) with the EVEP Parties providing for the purchase by you of common units, each representing a limited partner interest in the Partnership (the “Common Units”), and that the Underwriters propose to reoffer the Common Units to the public (the “Offering”).  Capitalized terms used but not defined herein have the meanings given to them in the Underwriting Agreement.

In consideration of the execution of the Underwriting Agreement by you, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of the Representatives, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, announce the intention to sell or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units (including, without limitation, Common Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Units owned by the undersigned on the date of execution of this Lock-up Letter Agreement or on the date of the completion of the Offering, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, or (3) publicly disclose the intention to do any of the foregoing, in each case for a period of 60 days from the date of the Final Prospectus, without the prior written consent of the Representatives.

In furtherance of the foregoing, the Partnership and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Partnership notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Units, the undersigned will be released from his/her obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Partnership and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions.  Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and the Underwriters.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof.  Any obligations of the undersigned shall be binding upon the heirs and personal representatives of the undersigned.

Yours very truly,